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                                                                    Exhibit 23.4


                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in Amendment No. 1 to the Registration Statement of Mace Security International, Inc. on Form S-3 (Registration No. 333-87981) to be filed on or about December 23, 1999 of our report dated June 18, 1999, with respect to the combined financial statements of Genie Car Wash Inc., of Austin, Genie Car Care Center, Inc. and Genie Car Service Center, Inc. included in Mace Security International, Inc.'s Current Report on Form 8-K dated May 18, 1999 (as amended August 2, 1999, on Form 8-K/A); our report dated September 17, 1999, with respect to the financial statements of Quaker Car Wash, Inc. included in Mace Security International, Inc.'s Current Report on Form 8-K dated September 9, 1999 (as amended on November 19, 1999 on Form 8-K/A); and our report dated September 14, 1999, with respect to the combined financial statements of 50's Classic Car Wash of Lubbock, Inc. and CRCD, Inc. included in Mace Security International, Inc.'s Current Report on Form 8-K dated August 25, 1999 (as amended November 5, 1999 on Form 8-K/A) and Form 8-K dated December 21, 1999, all filed with the Securities and Exchange Commission.


                                         /s/ D. WILLIAMS & CO., P.C.
                                         ---------------------------

Lubbock, TX
December 20, 1999